Exhibit 32

Certification of Wealth Management Trust Advisor Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2018 (the “Report”) of Kiewit Royalty Trust (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, I, Amy M. Chesnut, a Wealth Management Advisor of U.S. Bank National Association, the trustee of the Trust, certify, to the best of my knowledge, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated this 28th day of March, 2019.	By:	/s/ Amy M. Chesnut
Amy M. Chesnut
Wealth Management Advisor
U.S. Bank National Association, as Trustee